SUBORDINATION AGREEMENT


         SUBORDINATION AGREEMENT, dated as of December 27, 1995 (as amended, supplemented, or otherwise modified from time to time, this "Agreement") made by FFCA Institutional Advisors, Inc., a Delaware corporation (the "Company") and Franchise Finance Corporation of America, a Delaware corporation (the "Subordinated Creditor") for the benefit of the Lenders (each a "Lender") party to the Credit Agreement (as defined below) and NationsBank of Texas, N.A., as the Administrative Lender (the "Administrative Lender") for itself and the Lenders.


                                   BACKGROUND:

         (1) The Lenders and the Administrative Lender have entered into a Credit Agreement dated as of December 27, 1995 with the Subordinated Creditor (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement"). Unless otherwise defined herein, defined terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         (2) The Company is indebted to the Subordinated Creditor in the principal amount of $200,000,000 or such lesser amount as shall equal the aggregate unpaid principal amount of Intercompany Loans made by Subordinated Credit to the Company evidenced by the promissory note of even date herewith in such principal amount (as the same may hereafter be amended, supplemented, or otherwise modified from time to time, the "Debt Agreement"). All such obligations of the Company now or hereafter existing under the Debt Agreement, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any Proceeding (as defined below), whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code of 1978, 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code") or is an allowed claim in such Proceeding), fees, expenses or otherwise are hereinafter referred to as "Subordinated Debt". For purposes of this Agreement, "Proceeding" means any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of a Person.

         (3) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement that the Subordinated Creditor shall have executed and delivered this Agreement.

         NOW, THEREFORE, in consideration of the premises, the Company and the Subordinated Creditor hereby agree as follows:


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         SECTION 1. Agreement to Subordinate.  Each of the Subordinated Creditor
and the Company agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of all obligations of the Company now or hereafter existing under the Credit Agreement and the other Loan Papers, whether for principal, interest (including, without limitation, interest, as provided in the Notes, accruing after the filing of a petition initiating any Proceeding, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such Proceeding), fees, expenses or otherwise (such obligations and all Obligations, as defined in the Credit Agreement, being herein collectively called the "Obligations"). For the purposes of this Agreement, the Obligations shall not be deemed to have been paid in full until (a) all maturity dates therefor shall have elapsed, (b) the Commitment shall have been terminated, and (c) the Lenders shall have received indefeasible payment of the Obligations in full in cash (such date that the conditions described in (a), (b), and (c) herein are satisfied shall be the "Credit Agreement Termination Date").

         SECTION 2. Events of Subordination. (a) In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Company or any Subsidiary of the Company or any of their respective debts, whether voluntary or involuntary, in any Proceeding of the Company or any Subsidiary of the Company or otherwise, the Lenders shall be entitled to receive indefeasible payment in full in cash of the Obligations before the Subordinated Creditor is entitled to receive any payment of all or any of the Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to the Subordinated Debt in any such Proceeding (including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of the Subordinated
Debt) shall, subject to the following sentence, be paid or delivered directly to the Administrative Lender for the account of the Lenders for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations until the Obligations shall have been paid indefeasibly in full in cash and the Credit Agreement Termination Date to have occurred.

         (b) Upon the occurrence of a Default or Event of Default and during the continuance thereof, no payment (including any payment that may be payable by reason of any other indebtedness of the Company being subordinated to payment of the Subordinated Debt) shall be made by the Company for or on account of any Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Company or any Subsidiary of the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, any payment of all or any of the Subordinated Debt, unless and until the Obligations shall have been paid indefeasibly in full in cash and the Credit Agreement Termination Date has occurred.

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         (c)  During  the  continuance  of a Default  or Event of  Default,  the
Lenders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Obligations before the Subordinated Creditor is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Debt) by the Company on account of the Subordinated Debt.

         SECTION 3. In Furtherance of Subordination. The Subordinated Creditor agrees as follows:

         (a) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions of this Agreement shall be received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Administrative Lender for the account of the Lenders in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

         (b) The Subordinated Creditor hereby waives and agrees not to assert against Administrative Lender or any Lender any rights which a guarantor or surety with respect to any indebtedness of the Company or any obligor could exercise. The Subordinated Creditor shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights or Liens of Administrative Lender or any Lender or any other Person against the Company or any of its Subsidiaries or any other obligor on all or any part of the Obligations or any collateral or other security, or (b) any right of recourse, reimbursement, contribution, indemnification, or similar right against the Company or any of its Subsidiaries or any other obligor on all or any part of the Obligations or any collateral or any security, and the Subordinated Creditor hereby waives any and all of the foregoing rights and the benefit of, and any right to participate in, any collateral or other security given to Administrative Lender or any Lender or any other Person to secure payment of the Obligations, however any such Rights arise, whether hereunder or any other Loan Paper or by operation of Law until after the Credit Agreement Termination Date has occurred.

         (c) The Subordinated Creditor hereby irrevocably appoints Administrative Lender, the Subordinated Creditor's attorney-in-fact, with full authority in the place and stead of the Subordinated Creditor and in the name of the Subordinated Creditor or otherwise to, after the occurrence of a Default or Event of Default and during the continuance thereof, (a) file any claims, proofs of claim, or other instruments of similar character necessary to enforce the obligations of the Company and its Subsidiaries with respect to the Subordinated Debt and (b) collect and receive any and all payments or distributions which may be payable or deliverable

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upon or with respect to the Subordinated Debt. Such power of attorney is coupled with an interest and is irrevocable prior to final indefeasible payment in full of the Obligations.

         (d) The Administrative Lender is hereby authorized to demand specific performance of this Agreement, whether or not the Company shall have complied with any of the provisions hereof applicable to it, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions of this Agreement applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

         (e) No assets or Properties of the Company or its Subsidiaries shall secure the Subordinated Debt, except to the extent of Liens which are assigned to the Administrative Lender on behalf of the Lenders.

         SECTION 4. Remedies of the Subordinated Creditor. The Subordinated Creditor agrees that, so long as the Obligations shall not have been paid indefeasibly in full in cash and the Credit Agreement Termination Date has occurred, the Subordinated Creditor will not take, sue for, ask or demand from the Company or its Subsidiaries, payment of all or any of the Subordinated Debt, or exercise any remedy against the Company or its Subsidiaries available contractually, by law or otherwise, or commence in its capacity as a creditor, or join with any creditor in commencing, or directly or indirectly cause in its capacity as creditor to the Company or its Subsidiaries to commence, or assist the Company or its Subsidiaries in commencing, any Proceeding or any other remedy against the Company or its Subsidiaries.

         SECTION 5.  Agreements in Respect of Subordinated Debt.

         (a)      The Subordinated Creditor will not:

                  (i) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt; or

                  (ii) Permit any of the terms of any of the Subordinated Debt to be changed or amended (or issue any consent, waiver or approval which has the effect of resulting in any change or amendment) in any manner which could reasonably be expected to be adverse to the interest of the Lenders.

         (b)  The   Subordinated   Creditor   shall   immediately   notify   the
Administrative Lender of the occurrence of any breach or default under the Subordinated Debt beyond any grace period provided with respect thereto.

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         SECTION 6.  Agreement by the Company.  The Company  agrees that it will not make any payment of any of the Subordinated Debt (or take any other action) in contravention of the provisions of this Agreement.

         SECTION 7. Obligations Hereunder Not Affected. All rights and interests of the Administrative Lender and the Lenders hereunder, and all agreements and obligations of the Subordinated Creditor and the Company under this Agreement, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of the Credit Agreement, the Notes, the Loan Papers or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Loan Papers or the Notes, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Company or otherwise;

                  (iii) any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations;

                  (iv) any change, restructuring or termination of the corporate structure or existence of the Company or its Subsidiaries.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Lender or any Lender upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

         SECTION 8. Waiver. Each of the Subordinated Creditor and the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that the Administrative Lender or any Lender or exhaust any right or take any action against the Company, its Subsidiaries or any other Person or entity.

         SECTION 9. Representations and Warranties. The Subordinated Creditor and the Company each hereby represent and warrant as follows:

         (a) The Subordinated Debt now outstanding, true and complete copies of instruments evidencing which have been furnished to the Administrative Lender, has been duly authorized, issued and delivered by the Company, and constitutes the legal, valid and binding obligation of

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the Company, enforceable against the Company in accordance with its terms. There exists no default in respect of the Subordinated Debt.

         (b) The Subordinated Creditor has, independently and without reliance upon the Administrative Lender or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         SECTION 10. Amendments to this Agreement. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Subordinated Creditor or the Company herefrom, shall in any event be effective unless the same shall be in writing and signed as provided in the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 11. Expenses. Each of the Subordinated Creditor and the Company agrees, jointly and severally, upon demand to pay to the Administrative Lender the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Administrative Lender or any Lender may incur in connection with the (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Administrative Lender or the Lenders hereunder or (c) the failure by the Subordinated Creditor to perform or observe any of the provisions hereof.

         SECTION 12. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Subordinated Creditor, at its address specified in the Credit Agreement, and if to the Administrative Lender or any Lender, at its address specified in the Credit Agreement, or as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective as provided in the Credit Agreement.

         SECTION 13. No Waiver; Remedies. No failure on the part of the Administrative Lender or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         SECTION 14. Continuing Agreement; Assignments Under the Credit Agreement. This Agreement is a continuing agreement and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Obligations and until the Commitment has terminated, (b) be binding upon the Subordinated Creditor and its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Administrative Lender, the Lenders and their respective permitted successors, transferees and assigns. Without limiting the generality of the

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foregoing  clause (c),  any Lender may assign or  otherwise  transfer all or any portion of its rights and obligations under, and in accordance with the terms of, the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise. Notwithstanding any other provision of this Agreement, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Administrative Lender or any Lender upon the insolvency, bankruptcy or reorganization of the Company or its Subsidiaries or otherwise, all as though such payment had not been made. In any such event, all payments and distributions upon or with respect to the Subordinated Debt which have been theretofore received by the Subordinated Creditor shall be deemed to have been received in trust for the benefit of the Lenders, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Administrative Lender for the account of the Lenders in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Obligations in accordance with the terms of the Credit Agreement.

         SECTION 15. GOVERNING LAW. (a) THIS AGREEMENT AND ALL OTHER LOAN PAPERS RELATED HERETO SHALL BE DEEMED CONTRACTS MADE UNDER THE LAWS OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT AND ALL LOAN PAPERS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE SUBORDINATED CREDITOR AGREES THAT THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         (b) THE COMPANY HEREBY WAIVES PERSONAL SERVICE OF ANY LEGAL PROCESS UPON IT. IN ADDITION, THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE COMPANY AT ITS ADDRESS DESIGNATED FOR NOTICE UNDER THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT BY THE COMPANY. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE LENDER OR ANY LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         SECTION 16. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT THAT THEY MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A CLAIM IN TORT, CONTRACT, EQUITY, OR OTHERWISE) ARISING UNDER OR RELATING

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TO THIS AGREEMENT,  THE OTHER LOAN PAPERS,  OR ANY RELATED  MATTERS,  AND AGREES
THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         SECTION 17. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS RELATED HERETO REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.


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         IN WITNESS  WHEREOF,  each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     FRANCHISE FINANCE CORPORATION
                                     OF AMERICA



                                     By: /s/  John R. Barravecchia
                                         --------------------------------------
                                              John R. Barravecchia
                                              Executive Vice President and
                                              Chief Financial Officer


                                     FFCA INSTITUTIONAL ADVISORS, INC.



                                     By: /s/  John R. Barravecchia
                                         --------------------------------------
                                              John R. Barravecchia
                                              Executive Vice President and
                                              Chief Financial Officer

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